Jelenic, Journal Register Company Chairman and Chief Executive Officer, to Step Down on November 1, 2007; Hall to Become Chairman and Chief Executive Officer

YARDLEY, PA – Journal Register Company (NYSE: JRC) today announced that Robert M. Jelenic, the Company’s Chairman and Chief Executive Officer and the Board of Directors of the Company mutually determined that Mr. Jelenic will resign as Chairman and Chief Executive Officer and as a director of the Company effective November 1, 2007. Mr. Jelenic has been on a medical leave of absence from his position as Chief Executive Officer since June 8, 2007. The Company also announced that, at the request of the Board of Directors, James W. Hall, a longtime director who has been the Company’s Acting Chief Executive Officer since June 18, 2007, has agreed to assume the role of Chairman and Chief Executive Officer.

“My 32 years in the newspaper industry have been extremely gratifying and tremendously rewarding,” said Mr. Jelenic. “I want to thank the Board of Directors for giving me the opportunity to lead this great organization for close to 20 years and I also want to thank our dedicated and talented employees for their numerous contributions. I have every confidence that Jim, together with our excellent management team, will lead the Company to a successful future. In terms of my personal situation, I intend to continue to focus all of my energies on reaching a full recovery.”

John L. Vogelstein, Lead Director said “On behalf of myself and the Board, I would like to thank Bob for his passionate leadership and dedication to the Company over the past 20 years. We wish Bob and his family all the best as he continues to address his medical condition and regains his health.”

Mr. Hall said “I have known and respected Bob and his many talents for over 35 years. He helped build, and then led and served the Company with distinction during his years of service and leaves a legacy of a strong management team in place to tackle the challenges all of us in the newspaper industry face. I wish Bob all the best as he begins this new chapter in his life.”

About Journal Register Company

Journal Register Company is a leading U.S. media company. Journal Register Company owns 22 daily newspapers and 346 non-daily publications. Journal Register Company currently operates 227 individual Web sites that are affiliated with the Company's daily newspapers, non-daily publications and its network of employment Web sites. These Web sites can be accessed at

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For more information:	Journal Register Company
	Judy Brenna	790 Township Line Road
	Director of Investor Relations	Yardley, PA 19067
	Tel: (215) 504-4200	Fax: (215) 504-4201

www.JournalRegister.com. All of the Company’s operations are strategically clustered in six geographic areas: Greater Philadelphia; Michigan; Connecticut; Greater Cleveland; and the Capital-Saratoga and Mid-Hudson regions of New York. The Company owns JobsInTheUS, a network of 19 premier employment Web sites.

Safe-Harbor

This release contains forward-looking information about Journal Register Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, the extent or timing of cost savings, charges, the extent of employees impacted, and statements about the future performance, operations, products and services of the Company. These forward-looking statements involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the success of the Company's acquisitions, dispositions, the ability of the Company to achieve cost reductions and integrate acquisitions, competitive pressures including competition from non-newspaper forms of media, general or regional economic conditions and advertising trends, the unavailability or a material increase in the price of newsprint and increases in interest rates, the ability of the Company to access credit markets under satisfactory terms, changes in performance that affect financial covenant compliance or funds available for borrowing, technological changes, the adoption of new accounting standards or changes in accounting standards. These and additional risk factors are outlined in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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